SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 1, 2016

Date of Report

(January 28, 2016)

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

The following sets forth a summary of the compensation for fiscal year 2016, and bonuses awarded for fiscal year 2015, approved on January 28, 2016 by the Compensation Committee of DURECT Corporation (“the Company”) for the Company’s Chief Executive Officer, the Chief Financial Officer, and the other named executive officers of the Company for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.

		Bonus Awarded for Performance in 2015
Name and Position	Fiscal year 2016 Base Salary (1)	Cash	Stock Options (Number of Shares subject to option grant) (2)	Number of Shares subject to annual option grant (3)	Target Bonus for Performance in 2016 (Percentage of Base Salary) (4)
James E. Brown, D.V.M., President & Chief Executive Officer	$531,289	$0	167,206	200,000	60%
Felix Theeuwes, D. Sc., Chairman & Chief Scientific Officer	$316,760	$0	99,690	149,600	60%
Matthew J. Hogan, Chief Financial Officer	$345,015	$19,604	55,482	100,000	40%
Su Il Yum, Ph.D., Executive Vice President, Pharmaceutical Systems Research and Development	$282,534	$15,941	45,115	48,000	40%
Judy Joice, Senior Vice President, Operations & Corporate Quality Assurance	$302,357	$14,785	41,843	76,000	35%

Notes:

(1)	The 2016 base salary reflects a no increase as compared to the base salary in 2015 for Dr. Brown, Dr. Theeuwes, Mr. Hogan and Dr. Yum. The 2016 base salary (effective April 1, 2016) reflects a 3% increase as compared to the base salary in 2015 for Ms. Joice.
(2)	The bonus awarded for performance in 2015 as determined by the Compensation Committee on January 28, 2016 was established to be paid 25% in cash and 75% in stock options. The total shares subject to each bonus option was determined by using a standard Black-Scholes option-pricing model. The exercise price per share of such option grant is $1.16, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The shares subject to the bonus options are fully vested upon grant. In the event of the optionee’s termination of service with the Company for a reason other than Cause, the post termination exercise period for the options shall be one (1) year, subject to the ten (10) year term of the option.
(3)	The 2016 annual options were granted by the Compensation Committee on January 28, 2016. The exercise price per share of such option grant is $1.16, the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The vesting associated with the options is as follows: one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over four (4) years following the date of grant, subject to continued service. In the event of the optionee’s termination of service with the Company for a reason other than Cause, the post termination exercise period for the options shall be one (1) year, subject to the ten (10) year term of the option.
(4)	The actual bonus to be awarded will be at the Committee’s complete discretion based on the Company’s performance against specified corporate objectives and other factors to be taken into account at the discretion of the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: February 1, 2016	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer